UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2002

Targeted Genetics Corporation
(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 623-7612

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 4, 2002, Targeted Genetics Corporation announced it has received notification from Celltech Group plc of its decision to terminate a collaborative agreement between the companies in support of Targeted Genetics’ cystic fibrosis program. The text of the press release is set forth in Exhibit 99.1 attached to this release and incorporated herein by this reference.

Item 7.    Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 4, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

Date: December 4, 2002	By:	/s/ TODD E. SIMPSON
Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 4, 2002